                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        P.F. CHANG'S CHINA BISTRO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        P.F. CHANG'S CHINA BISTRO, INC.
                       5090 NORTH 40TH STREET, SUITE 160
                               PHOENIX, AZ 85018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

Dear Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of P.F. Chang's China Bistro, Inc., a Delaware corporation (the "Company"), which will be held on May 12, 1999, at 8:00 a.m., local time, at the Arizona Historical Society, located at 1300 N. College Avenue, Tempe, Arizona 85281 (602) 929-0292, for the following purposes:

     1. To elect a Board of Directors. Management has nominated the following people for election at the meeting: Richard L. Federico, Paul M. Fleming, J. Michael Chu, Gerald R. Gallagher, R. Michael Welborn, James
         G. Shennan, Jr. and Yves Sisteron.

     2. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 15, 1999, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

                                          By Order of the Board of Directors,
                                          /s/ ROBERT T. VIVIAN

                                          ROBERT T. VIVIAN
                                          Chief Financial Officer/Secretary

Phoenix, Arizona
April 2, 1999

GENERAL INFORMATION.........................................      1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      2
EXECUTIVE COMPENSATION AND OTHER MATTERS....................      6
DESCRIPTION OF EMPLOYEE BENEFIT PLANS.......................      9
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS
ON EXECUTIVE COMPENSATION...................................     16
COMPARISON OF STOCKHOLDER RETURN............................     18
ELECTION OF DIRECTORS.......................................     18
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................     19
TRANSACTION OF OTHER BUSINESS...............................     19

                        P.F. CHANG'S CHINA BISTRO, INC.
                         5090 N. 40TH STREET, SUITE 160
                             PHOENIX, ARIZONA 85018

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of P.F. Chang's China Bistro, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 12, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 2, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

     Annual Report. An annual report on Form 10-K for the fiscal year ended December 27, 1998, is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on March 15, 1999, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 10,198,519 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 15, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                   SHARES OWNED(1)
                                                              --------------------------
                                                               NUMBER      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNERS(2)                      OF SHARES      CLASS(3)
----------------------------------------                      ---------    -------------
Paul M. Fleming (4).........................................  1,791,170        17.1%

Oak Investment Partners, VI, Limited Partnership(5).........  1,076,627        10.6
Gerald R. Gallagher
4550 Norwest Center
Minneapolis, MN 55402

Trinity Ventures V, L.P.(6).................................    619,090         6.1
James G. Shennan, Jr.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA 94025

Richard L. Federico(7)......................................    447,034         4.2

Global Retail Partners, L.P.(8).............................    364,949         3.6
Yves Sisteron
2121 Avenue of the Stars, Suite 1600
Los Angeles, CA 90067

Robert T. Vivian(9).........................................    105,990         1.0

J. Michael Chu(10)..........................................     31,258       *

R. Michael Welborn (11).....................................     30,173       *

Executive Officers and Directors as a group (10
persons)(12)................................................  4,466,291        40.3

---------------
  *  Less than 1%

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (2) Except as otherwise indicated, the address for each beneficial owner is c/o the Company, 5090 N. 40th Street, Suite 160, Phoenix, AZ 85018.

 (3) Calculated on the basis of 10,198,519 shares of Common Stock outstanding, except that shares of Common Stock underlying options exercisable within 60 days of March 15, 1999 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.

 (4) Includes 286,640 shares subject to options which are exercisable within 60 days of March 15, 1999.

 (5) Includes 1,052,079 shares held by Oak Investment Partners VI, Limited Partnership and 24,548 shares held by Oak VI Affiliates Fund, Limited Partnership. Gerald Gallagher, a director of the Company, is a partner of Oak Investment Partners with certain voting and investment power over such shares. Although Mr. Gallagher may be deemed to be a beneficial owner of such shares, he disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which he may have.

 (6) Includes 583,005 shares held by Trinity Ventures V, L.P. and 36,085 shares held by Trinity Ventures V Side-by-Side Fund, L.P. James G. Shennan, Jr., a director of the Company, is a partner of Trinity Ventures with certain voting and investment power over such shares. Although Mr. Shennan may be deemed to be a beneficial owner of such shares, he disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which he may have.

 (7) Includes 393,965 shares subject to options which are exercisable within 60 days of March 15, 1999.

 (8) Includes 8,153 shares held by Mr. Sisteron, 202,662 shares held by Global Retail Partners, L.P., 13,952 shares held by Global Retail Partners Funding, Inc., 13,174 shares held by GRP Partners, L.P., 60,389 shares held by DLJ Diversified Partners, L.P., 3,488 shares held by DLJ First ESC, L.P., 22,426 shares held by DLJ Diversified Partners-A, L.P. and 40,705 shares held by certain other individuals affiliated with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Each of such persons is affiliated with Global Retail Partners, L.P. and Global Retail Partners, L.P. and such affiliates are each affiliates of DLJ. Yves Sisteron, a director of the Company, is a Principal of Global Retail Partners, L.P. Mr. Sisteron disclaims beneficial ownership of all shares owned by Global Retail Partners, L.P. and its affiliates except to the extent of his pecuniary interest, if any, therein.

 (9) Includes 105,990 shares subject to options which are exercisable within 60 days of March 15, 1999.

(10) Includes 28,944 shares held by Catterton-Simon Partners, L.P., 661 shares held by Catterton Partners Corporation, and 1,653 shares held by JMC Investments, Inc. Michael Chu, a director of the Company, is President and Managing Director of Catterton-Simon Partners with certain voting and investment power over such shares. Although Mr. Chu may be deemed to be a beneficial owner of such shares, he disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which he may have.

(11) Includes 25,000 shares subject to options which are exercisable within 60 days of March 15, 1999.

(12) Includes 896,595 shares subject to options which are exercisable within 60 days of March 15, 1999.

     Director Nominees. The table below sets forth the Company's directors, who are also the nominees to be elected at this meeting, and certain information, as of March 15, 1999, with respect to age and background.

                                                                                         DIRECTOR
                    NAME                          POSITION WITH THE COMPANY       AGE     SINCE
                    ----                          -------------------------       ---    --------
Richard L. Federico..........................  Director and President/CEO         44       1996
Paul M. Fleming..............................  Founder/Consultant and Director    44       1996
J. Michael Chu...............................  Director                           40       1996
Gerald R. Gallagher..........................  Director                           57       1996
R. Michael Welborn...........................  Director                           45       1996
James G. Shennan, Jr.........................  Director                           57       1997
Yves Sisteron................................  Director                           43       1997

     Richard L. Federico joined the Company as President and a director in February 1996 and in September 1997 succeeded Paul M. Fleming as Chief Executive Officer. From February 1989 to January 1996 Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc. where he was responsible for concept development and operations. Under his direction, this division grew from one unit to 1989 to more than 70 units by 1996.

     Paul M. Fleming founded the Company in January 1996 and has served as a director of the Company since that time. Mr. Fleming also served as Chief Executive Officer of the Company from January 1996 to September 1997. From November 1992 to February 1996, Mr. Fleming served as President of Fleming Chinese Restaurants, Inc., the entity which opened, developed and managed the first four P.F. Chang's restaurants, each of which were owned by separate entities and were located in Scottsdale, Arizona and Irvine, Newport Beach and La Jolla, California. In addition, from 1983 to 1996, Mr. Fleming was also a franchisee of Ruth's Chris Steakhouse, Inc.

     J. Michael Chu has served as a director of the Company since February 1996. Mr. Chu has been a Managing Director of Catterton-Simon Partners, a venture capital firm, since 1990. Mr. Chu also serves on the boards of directors of Fine Host Corp and several private companies.

     Gerald R. Gallagher has served as a director of the Company since February 1996. He has been a General Partner of Oak Investment Partners, a venture capital firm, since May 1987. Mr. Gallagher also serves on the boards of directors of several private companies.

     R. Michael Welborn has served as a director of the Company since August 1996. Mr. Welborn has served as Chairman of Bank One, Arizona, N.A., a commercial bank, since January 1996. From September 1993 to December 1995 he served as Managing Director of The Venture West Group, a merchant bank. From May 1988 to September 1993 Mr. Welborn served as Chairman of Citibank of Arizona. Mr. Welborn also serves on the boards of directors of Bank One, Arizona, N.A. and a private company.

     James G. Shennan, Jr. has served as a director of the Company since May 1997. He has been a principal of Trinity Ventures, a venture capital firm, since June 1989. Mr. Shennan also serves on the boards of directors of Starbuck's Corporation and a number of privately-held, consumer-oriented companies in which Trinity Ventures is an investor.

     Yves Sisteron has served as a director of the Company since May 1997. Mr. Sisteron has been a principal of Global Retail Partners, L.P. since January 1996 and a Manager, U.S. Investments of Carrefour S.A. since March 1993. Mr. Sisteron has a J.D. and an L.L.M. from Lyon Law School and an L.L.M. in Comparative Law from New York University School of Law. Mr. Sisteron also serves on the boards of directors of InterWorld Technology Ventures, Inc. and several private companies.

     Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Company's Board of Directors. There are no family relationships among the directors or officers of the Company.

     During the fiscal year ended December 27, 1998, the Board held six (6) meetings. Each director serving on the Board in fiscal year 1998 attended at least 75% of the meetings of the Board and the Committees on which they served.

     The Company has two standing committees, an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention of the independent accountants to the Board and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are J. Michael Chu and R. Michael Welborn. The Audit Committee did not meet during the fiscal year ended December 27, 1998.

     The Compensation Committee's function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The members of the Compensation Committee are Gerald R. Gallagher and R. Michael Welborn. During the fiscal year ended December 27, 1998, the Compensation Committee held three meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

     Executive Officers. The following executive officers of the Company held the following positions as of March 15, 1999:

               NAME                          POSITION HELD WITH THE COMPANY             AGE
               ----                          ------------------------------             ---
Richard L. Federico................  President, Chief Executive Officer and Director    44
Robert T. Vivian...................  Chief Financial Officer and Secretary              40
Frank Ziska........................  Chief Development Officer                          51
Gregory C. Carey...................  Chief Operating Officer                            46

     Mr. Federico is being considered for re-election to the position of director of the Company. See "Director Nominees" for a discussion of Mr. Federico's business experience.

     Robert T. Vivian has served as Chief Financial Officer and Secretary since April 1996. From January 1991 to April 1996, Mr. Vivian served in a variety of positions at Brinker International, Inc., the most recent of which was Vice President of Investor Relations. In this capacity, Mr. Vivian was responsible for dissemination of financial information and corporate communications to Brinker's stockholders.

     Frank Ziska has served as Chief Development Officer since June 1998. Prior to joining the Company, from 1994 to June 1998, Mr. Ziska served as Managing Director of United States and Canadian Operations for Cushman & Wakefield Worldwide, a real estate brokerage firm. Prior to that time, beginning in 1989, Mr. Ziska served as Managing Director and Branch Manager of Arizona Operations for Cushman & Wakefield of Arizona, Inc.

     Gregory C. Carey has served as Chief Operating Officer of the Company since August 1998. From June 1994 to August 1998, Mr. Carey served as Chief Operating Officer for Rainforest Cafe Inc. where he was responsible for operations as well as site selection, design and implementation. From July 1989 to June 1994, Mr. Carey was Senior General Manager for Restaurants Unlimited, Inc.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information for the fiscal year ended December 27, 1998 concerning the compensation of the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company as of December 27, 1998, whose total salary and bonus for the year ended December 27, 1998, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION                AWARDS
                                              ----------------------------    ---------------------
             NAME AND PRINCIPAL                                               SECURITIES UNDERLYING
                  POSITION                    YEAR     SALARY     BONUS(1)           OPTIONS
             ------------------               ----    --------    --------    ---------------------
Richard L. Federico.........................  1998    $300,000    $128,000               --
  Chief Executive Officer and President.....  1997     270,000     115,000           50,000
Robert T. Vivian............................  1998     129,000      34,000           12,500
  Financial Officer and Secretary...........  1997     106,000      23,000            7,500
Paul M. Fleming.............................  1998     220,000      84,000               --
  Founder...................................  1997     106,000      50,000               --

---------------
(1) Amounts paid were determined by the Company's Compensation Committee. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 27, 1998, to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                            INDIVIDUAL GRANTS
                       -----------------------------------------------------------
                       NUMBER OF                                                        POTENTIAL REALIZABLE
                       SHARES OF      PERCENT OF                                          VALUE AT ASSUMED
                         COMMON      TOTAL OPTIONS                                         ANNUAL RATES OF
                         STOCK        GRANTED TO                                      STOCK PRICE APPRECIATION
                       UNDERLYING    EMPLOYEES IN                                        FOR OPTION TERM(1)
                        OPTIONS         FISCAL        EXERCISE PRICE    EXPIRATION    -------------------------
        NAME           GRANTED(2)    YEAR 1998(3)      PERSHARE(4)         DATE           5%            10%
        ----           ----------    -------------    --------------    ----------    ----------    -----------
Richard L.
  Federico...........        --            --                 --               --            --             --
Robert T. Vivian.....    12,500          7.18%            $12.00         08/05/08       $94,334       $239,061
Paul M. Fleming......        --            --                 --               --            --             --

---------------
(1) Potential Realizable Value is net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation, in accordance with the Securities and Exchange Commission ("SEC") rules. Actual gains, if any, on stock option exercises are dependent upon future performance of the Company and related Common Stock price levels during the terms of the options, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Options granted in fiscal 1998 under the Company's 1998 Stock Option Plan (the "1998 Option Plan") generally vest over a five year period, with 20% of the options vesting one year after the date of grant and the balance vesting in equal monthly installments.

(3) Based upon options granted to purchase an aggregate of 174,125 shares of Common Stock.

(4) All options listed were granted at market value on the date of grant as determined by the Company's Board of Directors.

     The following table provides the specified information concerning unexercised options held as of December 27, 1998, by the persons named in the Summary Compensation Table. None of the Named Executive Officers exercised any options during fiscal 1998.

                          AGGREGATED OPTION EXERCISES

                       AND FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                              OPTIONS AT 12/27/98              OPTIONS AT 12/27/98(1)
                                        -------------------------------    -------------------------------
NAME                                    EXERCISABLE(2)    UNEXERCISABLE    EXERCISABLE(2)    UNEXERCISABLE
----                                    --------------    -------------    --------------    -------------
Richard L. Federico...................     393,965             --            $6,162,837           --
Robert T. Vivian......................     105,990             --             1,529,439           --
Paul M. Fleming.......................     286,640             --             4,156,280           --

---------------
(1) Calculated by determining the difference between the fair market value of the securities underlying the options at December 27, 1998, based on the closing selling price of the Common Stock on December 27, 1998 of $18.50 as reported by the Nasdaq National Market, and the exercise price of the Named Executive Officers' options.

(2) All options issued to the Named Executive Officers are immediately exercisable. However, unvested shares are subject to a right of a purchase on behalf of the Company in the event of the Named Executive Officers' termination of service with the Company.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company do not receive any compensation for serving on the Company's Board of Directors. The Company reimburses non-employee directors for reasonable costs and expenses incurred in attending Board of Directors' meetings. Mr. Welborn, the only director who is not a member of management and who is not affiliated with any of the Company's venture capital investors, received a non-qualified stock option to purchase 25,000 shares of Common Stock, at an exercise price of $2.40 per share in August 1996, subject to vesting over a five year period. Non-employee directors are eligible to participate in the automatic option grant program whereby, upon election or re-election, each director receives a non-qualified stock option for shares of the Company's Common Stock. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of two non-employee directors of the Company, Gerald R. Gallagher and R. Michael Welborn. Mr. Federico, the Company's President and Chief Executive Officer during the last fiscal year, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1998, but did not take part in the deliberations regarding his own compensation. Mr. Federico's participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company's officers.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Paul M. Fleming on January 1, 1996. Pursuant to the terms of the agreement, Mr. Fleming is currently serving as a director and was an employee of the Company for a term which expired December 31, 1998. On September 2, 1998, the Company amended the employment agreement to provide for Mr. Fleming's transition from an employee of the Company to a consultant of the Company. Pursuant to the terms of the employment agreement, as amended, the Company shall retain Mr. Fleming as a consultant and shall nominate him as a director each year during the period beginning January 1, 1999 and ending December 31, 2000. Until December 31, 1998, Mr. Fleming was entitled to a base salary and a bonus equal to 50% of such base salary. Beginning January 1, 1999, Mr. Fleming will be compensated for services rendered as a consultant and reimbursed for all actual, out-of-pocket expenses incurred in providing such services to the Company. The agreement prohibits Mr. Fleming from competing with the Company in the area of Chinese and Asian food concepts during the term of the agreement and for two years after the termination thereof.

REGISTRATION RIGHTS

     Executive officers, directors, principal stockholders and affiliates of such individuals or entities holding approximately 3,599,975 shares of Common Stock or their permitted transferees (the "Holders") are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended (the "Securities Act") (taking into account the exercise of outstanding options). Under the terms of agreements between the Company and such Holders, if the Company proposes to register any of its securities under the Securities Act for its own account, such Holders are entitled to notice of such registration and are entitled to include shares of Common Stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class at voting securities of the Company and members of such person's family had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner.

                     DESCRIPTION OF EMPLOYEE BENEFIT PLANS

SUMMARY OF THE PROVISIONS OF THE 1998 STOCK OPTION PLAN

     The following summary of the Company's 1998 Stock Option Plan (the "1998 Plan") is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any stockholder upon request.

     General. The 1998 Plan provides for the grant of ISOs and nonstatutory stock options. As of March 15, 1999, the Company had outstanding options under the 1998 Plan to purchase an aggregate of 128,750 shares at a weighted average exercise price of $12.71 per share. As of March 15, 1999, options to purchase 2,000 shares of Common Stock granted pursuant to the 1998 Plan had been exercised, and there were 161,896 shares of Common Stock available for future grants under the 1998 Plan.

     Shares Subject to Plan. A total of 280,000 shares of the Company's Common Stock (the "Share Reserve") have been reserved for issuance under the Company's 1998 Stock Option Plan (the "1998 Option Plan"). In addition, the Share Reserve will be increased if any outstanding options issued under the 1997 Restaurant Management Plan and the 1996 Employee Stock Option Plan (collectively, the "Prior Plans") expire or are canceled, or if the Company exercises its right to repurchase unvested shares of stock which were acquired upon exercise of options granted under the Prior Plans. As of March 15, 1999: (i) 2,000 shares of Common Stock have been issued upon exercise of options under the 1998 Option Plan and 6,946 shares have been issued upon exercise of options under the Prior Plans;
(ii) 128,750 shares were subject to options outstanding under the 1998 Option Plan; and (iii) an aggregate of 995,793 shares were subject to outstanding options under the Prior Plans. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 1998 Plan, and to outstanding options. To the extent any outstanding option under the 1998 Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the 1998 Plan and will again be available for issuance under the 1998 Plan.

     Administration. The 1998 Plan is administered by the Board of Directors or the Compensation Committee of the Board (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1998 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each option, including the effect thereon of an optionee's termination of service, the type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The 1998 Plan also provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 1998 Plan. The Board will interpret the 1998 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1998 Plan or any option.

     Eligibility. Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the 1998 Plan. In addition, the 1998 Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. Any person eligible under the 1998 Plan may be granted a nonstatutory option. However, only employees may be granted ISOs. The 1998 Plan includes an automatic grant program for outside directors. Pursuant to this program, each outside director will be granted an option to purchase 10,000 shares of Common Stock at the time he or she is first elected or appointed a director of the Company. In addition, Michael Welborn and each outside director elected after the consummation of the Company's initial public offering remaining in office on the day following each annual meeting of stockholders will be granted an option to purchase 2,500 shares. With respect to the other outside directors in office prior to consummation of the Company's initial public offering (Messrs. Chu, Gallagher, Shennan and Sisteron), each such director remaining in office 18 months after the consummation of the Company's initial public offering shall be granted an option to purchase 2,500 shares on the day following each annual meeting of stockholders thereafter.

     Terms and Conditions of Options. Each option granted under the 1998 Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1998 Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an ISO and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. The fair market value of the Company's Common Stock is based on the trading price of the Company's shares in the Nasdaq National Market.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the Board or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

     Options granted under the 1998 Plan will become exercisable and vested at such times as specified by the Board. Generally, options granted under the 1998 Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments, subject to the optionee's continued employment or service. Currently, the maximum term of ISOs granted under the 1998 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years. The 1998 Plan authorizes the Board to grant nonstatutory stock options having a term in excess of ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

     Change in Control. The 1998 Plan provides that a "Change in Control" occurs in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation involving the Company, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred. Upon a Change in Control, the Board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1998 Plan. To the extent that the options outstanding under the 1998 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

     Termination or Amendment. The Board may terminate or amend the 1998 Plan at any time, but, without stockholder approval, the Board may not amend the 1998 Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive ISOs, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an ISO or is necessary to comply with any applicable law.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     ISOs. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (as discussed under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an ISO (as discussed below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

SUMMARY OF THE PROVISIONS OF THE 1997 RESTAURANT MANAGEMENT STOCK OPTION PLAN

     The following is a brief summary of the 1997 Restaurant Management Stock Option Plan (the "1997 Plan") as in effect as of the date of this Proxy Statement. The Company has terminated the 1997 Plan and will not grant any additional options thereunder in the future, although options outstanding under the 1997 Plan will remain subject to the terms and conditions of the 1997 Plan. The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any stockholder upon request.

     The 1997 Plan provides for the grant of stock options to employees of the Company who hold the position of general manager or assistant manager or a position of similar importance to the Company. The 1997 Plan provides for the grant of ISOs or nonstatutory stock options, although ISOs may be granted only to employees. As of March 15, 1999, options to purchase an aggregate 53,583 shares of Common Stock at a weighted average exercise price of $8.24 were outstanding under the 1997 Plan. Options granted under the 1997 Plan will remain outstanding in accordance with their terms, but no further options will be granted under the 1997 Plan.

     The 1997 Plan is administered by the Board. The Board will interpret the 1997 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1997 Plan or any option.

     Options granted under the 1997 Plan will become exercisable and vested at such times as specified by the Board. Generally, options granted under the 1997 Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments, subject to the optionee's continued employment or service.

     The 1997 Plan provides that a "Transfer in Control" occurs in the event of
(i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation involving the Company, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred. Upon a Transfer of Control, the Board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1997 Plan. To the extent that the options outstanding under the 1997 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN

     The federal income tax consequences of the options granted under the 1997 Plan are the same as the federal income tax consequences described for stock options granted pursuant to the 1998 Plan set forth above.

SUMMARY OF THE PROVISIONS OF THE 1996 EMPLOYEE STOCK OPTION PLAN

     The following is a brief summary of the 1996 Employee Stock Option Plan (the "1996 Plan") as in effect as of the date of this Proxy Statement. The Company has terminated the 1996 Plan and will not grant any additional options thereunder in the future, although options outstanding under the 1996 Plan will remain subject to the terms and conditions of the 1996 Plan. The following summary of the 1996 Plan is qualified in its entirety by the specific language of the 1996 Plan, a copy of which is available to any stockholder upon request.

     The 1996 Plan provides for the grant of stock options to employees (including officers), directors and consultants of the Company. The 1996 Plan provides for the grant of ISOs or nonstatutory stock options, although ISOs may be granted only to employees. As of March 15, 1999, options to purchase an aggregate 942,210 shares of Common Stock at a weighted average exercise price of $3.58 were outstanding under the 1996 Plan. Options granted under the 1996 Plan will remain outstanding in accordance with their terms, but no further options will be granted under the 1996 Plan.

     The 1996 Plan is administered by the Board. The Board will interpret the 1996 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1996 Plan or any option.

     Options granted under the 1996 Plan will become exercisable and vested at such times as specified by the Board. Generally, options granted under the 1996 Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments, subject to the optionee's continued employment or service.

     The 1996 Plan provides that a "Transfer in Control" occurs in the event of
(i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation involving the Company, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred. Upon a Transfer of Control, the Board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1996 Plan. To the extent that the options outstanding under the 1996 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

     The federal income tax consequences of the options granted under the 1996 Plan are the same as the federal income tax consequences described for stock options granted pursuant to the 1997 Plan and 1998 Plan set forth above.

SUMMARY OF THE PROVISIONS OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     The following is a brief summary of the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") as in effect as of the date of this Proxy Statement. The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

     General. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on the last day of each purchase period within the Offering unless the participant has withdrawn from participation in the Offering or in the Purchase Plan prior to such date.

     Shares Subject to Plan. A maximum of 400,000 of the Company's authorized but unissued or reacquired shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the Company's capital structure or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

     Administration. The Purchase Plan is administered by the Board. Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Rights. The Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan.

     Eligibility. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the Purchase Plan so long as the employee is customarily employed for at least 20 hours per week and 5 months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is entitled to participate in the Purchase Plan.

     Offerings. Generally, each Offering of Common Stock under the Purchase Plan is for a period of six months (an "Offering Period"). Offering Periods under the Purchase Plan are sequential, with a new Offering Period beginning every six months. Offering Periods will generally commence on the first days of February and August of each year and end on the last days of the following January and July, respectively. However, the first Offering Period commenced on December 4, 1998, the effective date of the Company's registration of its Common Stock with the Securities and Exchange Commission (the "Effective Date") and will end on July 31, 1999. Shares are purchased on the last day of each Offering Period ("Purchase Dates"). The Board may establish a different term for one or more Offerings Periods or different commencement or ending dates for an Offering Period.

     Participation and Purchase of Shares. Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an Offering Period. Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee's compensation for any pay period during the Offering Period. Once an employee becomes a participant in the Purchase Plan, that employee will automatically participate in each successive Offering Period until such time as that employee withdraws from the Purchase Plan, becomes ineligible to participate in the Purchase Plan, or terminates employment.

     Subject to certain limitations, each participant in an Offering has a Purchase Right equal to the lesser of that number of whole shares determined by dividing $12,500 by the fair market value of a share of Common Stock on the first day of the Offering Period or 1,250 shares, provided that these dollar and share amounts will be prorated for any Offering Period that is other than 24 months in duration. No participant may purchase under the Purchase Plan shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased).

     At the end of each Offering Period, the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during that Offering Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price per share at which shares are sold at the end of an Offering Period generally equals 85% of the lesser of the fair market value per share of the Company's Common Stock on the first day of the Offering Period or the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share on such date as reported on the Nasdaq National Market. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period.

     A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

     Change in Control. The Purchase Plan provides that in the event of a Change in Control, the acquiring or successor corporation may assume the Company's rights and obligations under the Purchase Plan or substitute substantially equivalent Purchase Rights for such corporation's stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding Purchase Rights, the Board may adjust the last day of the Offering Period to a date on or before the date of the Change in Control. Any Purchase Rights that are not assumed, substituted for, or exercised prior to the Change in Control will terminate.

     Termination or Amendment. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the Purchase Plan. However, the approval of the Company's stockholders is required, within twelve months of the adoption of any amendment that (i) increases the number of shares authorized for issuance under the Purchase Plan or (ii) changes the definition of the corporations which may be designated by the Board as corporations whose employees may participate in the Purchase Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     A participant recognizes no taxable income either as a result of commencing to participate in the Purchase Plan or purchasing shares of the Company's Common Stock under the terms of the Purchase Plan.

     If a participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable Offering Period or within one year from the purchase date (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

     If the participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death.

     The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Gerald R. Gallagher and R. Michael Welborn are members of the Compensation Committee ("Committee"). Each of these individuals is a non-employee member of the Company's Board of Directors. For fiscal year ended 1998, all decisions concerning executive compensation were made by the Committee. The Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Committee reviews the President's recommendations regarding the performance and compensation levels for executive officers, other than the Company's President and Chief Executive Officer.

OVERVIEW

     The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the Company's compensation package with that of similarly-sized restaurant.

SALARY

     Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. Commencing with the 1999 fiscal year, in determining the salaries of the executive officers, the Committee will consider information provided by the Company's Chief Financial Officer, and may from time to time consider salary surveys and similar data prepared by an employment compensation consulting firm.

     The President and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the Company in considering salary adjustments.

BONUS COMPENSATION

     Cash bonuses for each executive officer are set annually by the Committee and are specifically weighted for identified financial, management, strategic and operational goals. Performance against the established goals is determined annually by the Committee and, based on such determination, the Committee approves payment of appropriate bonuses.

STOCK OPTIONS

     The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 1998, the President and Chief Executive Officer recommended to the Board of Directors, and the Board of Directors approved, stock option grants under the 1997 Plan and 1998 Plan to certain of the executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Richard L. Federico has served as the President of the Company since February 1996 and Chief Executive Officer of the Company since September 1997. Mr. Federico's fiscal 1998 compensation, including a base salary of $300,000, was set by the Committee in September 1997. The Committee reviewed Mr. Federico's performance with regard to performance objectives, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Mr. Federico's bonus compensation paid in fiscal 1998 was $128,000.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company has considered the provisions of the Code and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1988 Plan and 1997 Plan should qualify for an exemption from these restrictions. The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          COMPENSATION COMMITTEE

                                          Gerald R. Gallagher
                                          R. Michael Welborn

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of (i) the Nasdaq National Market and, (ii) the Russell 2000 Index for the period commencing December 4, 1998 and ending on December 27, 1998.

 COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 4, 1998, THROUGH DECEMBER
                                  27, 1998(2)

  P.F. CHANG'S CHINA BISTRO, INC., NASDAQ NATIONAL MARKET, RUSSELL 2000 INDEX [P.F. CHANG'S PERFORMANCE CHART]

P.F. CHANG'S CHINA BISTRO, INC.                                    NASDAQ NATIONAL MARKET               RUSSELL 2000 INDEX
-------------------------------                                    ----------------------               ------------------
100                                                                           100                               100
154.17                                                                     107.98                             101.8

---------------
(1) The effective date of the Company's initial public offering was December 4, 1998. For purposes of this presentation, the Company has assumed that its initial public offering price of $12.00 would have been the closing sales price on December 3, 1998, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on December 4, 1998, in the Company's Common Stock at the initial offering price of $12.00 and at the closing sales price for each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                             ELECTION OF DIRECTORS

     Management's nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Richard L. Federico, Paul M. Fleming, J. Michael Chu, Gerald R. Gallagher, R. Michael Welborn, James G. Shennan, Jr. and Yves Sisteron. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

     If a quorum is present and voting, the seven nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     The Company has an advanced notice provision in its Bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the Company's Secretary. In order to be timely, a stockholder proposal for next year's Annual Meeting of Stockholders must be received at the Company's offices at 5090 N. 40th Avenue, Suite 160, Phoenix, Arizona, 85018 by December 20, 1999.

     Stockholder proposals to be included in the Company's Proxy Statement for next year's Annual Meeting of Stockholders must be received by the Company by December 20, 1999 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a - 8 of the Exchange Act.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ ROBERT T. VIVIAN

                                          Robert T. Vivian
                                          Chief Financial Officer/Secretary

April 2, 1999

PROXY

                         P.F. CHANG'S CHINA BISTRO, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard L. Federico and Robert T. Vivian, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in P.F. Chang's China Bistro, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Arizona Historical Society in Tempe, Arizona on May 12, 1999 at 8:00 a.m., local time, and at any adjournment thereof
(1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.


1. Election of Directors
   Nominees: Richard L. Federico, Paul M. Fleming,
   J. Michael Chu, Gerald R. Gallagher, R. Michael Welborn,
   James G. Shennan, Jr., Yves Sisteron


THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                            - FOLD AND DETACH HERE -










P.F. CHANG'S CHINA BISTRO, INC.


ANNUAL
MEETING OF
SHAREOWNERS
MAY 12, 1999, 8:00 A.M.

ARIZONA HISTORICAL SOCIETY
TEMPE, ARIZONA

[X] PLEASE MARK YOUR VOTES AS THIS EXAMPLE.

A vote FOR the following proposals is recommended by the Board of Directors:

                                                          FOR           WITHHELD

1. Election of Directors. (see reverse)                   [ ]              [ ]



For, except vote withheld from the following nominee(s):


--------------------------------------------------------


Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.

Signature(s)                                                  DATE
            -------------------------------------------------      -------------



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                            - FOLD AND DETACH HERE -










                   IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED